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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANT

The undersigned consents to the use in this report on Form 10-QSB of Energy Search, Incorporated for Quarter ended March 31, 1997 of our audit report which is dated May 6, 1997, included herein, on the financial statements of Energy Search, Incorporated as of December 31, 1996.


/s/ Plante & Moran, LLP
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Plante & Moran, LLP

May 13, 1997
Grand Rapids, Michigan